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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                      ________________


                          FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d)
           of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)August 11, 1998


             DEAN WITTER REALTY YIELD PLUS II, L.P.
     (Exact name of registrant as specified in its charter)


           Delaware                    0-18149           13-
3469111
(State or other jurisdiction       Commission (I.R.S. Employer
     of  incorporation)       File Number)    Identification
No.)


  Two World Trade Center, New York, New York             10048
   (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code(212) 392-1054


         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Pursuant to a Purchase and Sale Agreement dated as of July 1, 1998, the Partnership agreed to sell the building and improvements which comprise the Century Alameda Distribution Center property and the leasehold interest in the underlying land to St. Paul Properties, Inc., an unaffiliated party, for a negotiated sale price of $9.35 million.

The  closing of the sale took place on August 11, 1998.   At
closing,  the  Partnership received sale  proceeds,  net  of closing  costs  and other deductions, of approximately  $9.1 million.

Subsequent  to  the  sale,  the Partnership  owns  only  one
property   interest,   its  investment   in   GCGA   Limited
Partnership, the owner of the One Congress Street property.



Item 7.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

     On a pro forma basis, if the sale of the Century Alameda Distribution Center had been consummated on June 30, 1998, the Partnership's Balance Sheet as of such date would have reflected an increase in cash and cash equivalents of $8.9 million, a decrease in accounts payable and other liabilities of $0.1 million, an increase in Partners' capital of $2.6 million and the elimination of the following items: real estate held for sale of $6.0 million, deferred expenses of $0.3 million, other assets of $0.2 million and security deposits of $0.1 million.

     For the Income Statement for the year ended December 31, 1997, if the property was sold at the beginning of 1997, the Partnership would have had no rental income or property operating expenses and depreciation and amortization would have decreased by $0.2 million. As a result, net income of $1,741,253 would have decreased by $420,686 to $1,320,567, and net income per limited partnership Unit of $9.05 would have decreased by $2.19 to $6.86. The pro forma adjustments to the Income Statement exclude the Partnership's share of the non-recurring gain on the sale of the property.

     For the Income Statement for the six months ended June 30, 1998, if the property was sold at the beginning of 1998, the Partnership would have had no rental income or property operating expenses and deprecation and amortization would have decreased by $0.1 million. As a result, net income of $13,603,972 would have decreased by $392,009 to $13,211,963, and net income per limited partnership Unit of $78.03 would have decreased by $2.04 to $75.99. The pro forma adjustments to the Income Statement exclude the
     Partnership's share of the non-recurring gain on the sale of the property.

 (c) Exhibits

     (1)  Purchase and Sale Agreement, dated as of  July  1,
          1998,  with  respect to the sale  of  the  Century
          Alameda Distribution Center property.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER REALTY YIELD PLUS
II, L.P.

                         By:    Dean Witter Realty Yield
Plus II, Inc.
                            Managing General Partner



Date: August 25, 1998    By:    /s/Charles M. Charrow
                            Charles M. Charrow
                            Controller

  Exhibit Index for Dean Witter Realty Yield Plus II, L.P.



Exhibit
  No.                      Description

          10    Purchase  and Sale Agreement,  dated  as  of
          July 1, 1998, with respect to the sale of the Century Alameda Distribution Center property.




























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